UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2017

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 27, 2017, SunPower Corporation (“SunPower”) held its 2017 annual meeting of stockholders. Stockholders voted on four proposals at the meeting. First, Helle Kristoffersen, Thomas R. McDaniel, and Thomas H. Werner were nominated and re-elected as Class III directors to serve until SunPower’s 2020 annual meeting of stockholders or until their duly qualified successors are elected. Second, in a non-binding advisory vote, stockholders approved the compensation of SunPower's named executive officers as disclosed in SunPower’s proxy statement relating to its 2017 annual meeting of stockholders. Third, in a non-binding advisory vote, stockholders approved a frequency of once every year for future advisory votes on the compensation of SunPower's named executive officers. Fourth, stockholders ratified the appointment of Ernst & Young LLP as SunPower’s independent registered public accounting firm for fiscal year 2017. The results of stockholder voting are summarized below.

1. Proposal One – the re-election of each of the nominated Class III directors:

Number of Votes
	For	Withheld	Broker Non-Votes
Helle Kristoffersen	85,417,652	13,430,477	24,742,804
Thomas R. McDaniel	96,016,582	2,831,547	24,742,804
Thomas H. Werner	91,289,603	7,558,526	24,742,804

2. Proposal Two – the approval, on an advisory basis, of the compensation of SunPower's named executive officers:

Number of Votes
For	Against	Abstain	Broker Non-Votes
88,947,765	9,591,658	308,706	24,742,804

3. Proposal Three – the approval, on an advisory basis, of the frequency of future advisory votes on the compensation of SunPower's named executive officers:

Number of Votes
One Year	Two Years	Three Years	Abstain	Broker Non-Votes
97,817,301	136,968	705,420	188,440	24,742,804

4. Proposal Four – the ratification of the appointment of Ernst & Young LLP as SunPower’s independent registered public accounting firm for fiscal year 2017:

Number of Votes
For	Against	Abstain	Broker Non-Votes
122,788,485	432,626	369,822	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

May 2, 2017	By:	/S/ KENNETH J. MAHAFFEY
	Name:	Kenneth J. Mahaffey
	Title:	Executive Vice President and General Counsel